ARTICLES OF INCORPORATION

1.	Name of Corporation:

First Quantum Ventures, Inc.

2.	Resident Agent Name and Street Address:

Corporate Creations Network, Inc.
8275 S Eastern Ave #200-47
Las Vegas, NV  89123

3.	Shares:

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 500,000,000 shares of common stock having a par value of $0.001 per share; and 50,000,000 shares of preferred stock having a par value of $0.001, with the specific classes, terms, conditions, limitations, and preferences to be determined by the Board of Directors without shareholder approval.

4.	Names and Address of Board of Directors:

Emilio Jara, 3545 NW 71st Street, Miami, FL  33147

5.	Purpose:

This corporation may engage or transact in any and all lawful activities or business permitted under the laws of the United States, the State of Nevada or any other state, country, territory or nation.

6.	Term of Existence:

This corporation is to exist perpetually.

7.	Special Authority of Board of Directors and Waiver of Dissenters Rights:

The Board of Directors shall be and are hereby authorized to enter into on behalf of the corporation and to bind the corporation without shareholder approval, to any and all acts approving (a) a name change; (b) the terms and conditions of a merger and/or a share exchange; and (c) divisions, combinations and/or splits of shares of any class or series of stock of the corporation, whether issued or unissued, with or without any change in the number of authorized shares; and shareholders affected thereby, shall not be entitled to dissenters rights with respect thereto under any applicable statutory dissenters rights provisions.

8.	Conflict of Interest:

Any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to the Corporation.

9.	Indemnification:

The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:

(a)
The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believe to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful.   The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

(b)
The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such courts deems proper.

(c)
To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)
Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the office, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

(e)
Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

(f)
The Board of Directors may exercise the Corporation’s power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

(g)
The indemnification provided by this Article shall not be deem exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefits of the heirs and personal representatives of such a person.

10.	Name, Address and Signature of Incorporator:

Corporate Creations Network, Inc.
941 Fourth Street
Miami Beach, FL  33139

BY:           s/Corporate Creations Network, Inc.

11.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

BY:           s/Corporate Creations Network, Inc.                                                                                     Date: April 11, 2006

[seal]
STATE OF COLORADO

DEPARTMENT OF

STATE

CERTIFICATION

    I, DONETTA DAVIDSON, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE, THE ATTACHED IS A FULL, TRUE AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO OF

FIRST QUANTUM VENTURES, INC.
(COLORADO CORPORATION)

AS FILED IN THIS OFFICE AND ADMITTED TO RECORD.

Dated:  July 08, 2004

/s/  Donella Davidson

SECRETARY OF STATE

ARTICLES OF INCORPORATION
Form 200                            Revised October 1, 2002
Filing fee: $50.00
Deliver to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at

Pursuant to § 7-102-102 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1.  The entity name of the corporation is: Cine-Source, Inc.

    The entity name of a carp credos must contain the term "corporation", 'incorporated", "company', or "limited". or an obbre-vlation ofany of these terms P-90-60 I(3A, CRS.

2. The corporation is authorized to issue: (number) 1 million shares of (class) preferred
         (number) 10 million shares of (class) common
If more classes are authorized, include attachment indicating class(s) and number of shares in each class.

3.   The street address of the corporation's initial registered office and the name of its initial registered agent at that office are: Street Address (must be a street co- other physical address in Colorado)
5025 S Federal Boulevard Eaelewood, CO 80110

If mail is undeliverable to this address, 4/SO include a post office box address: _________________________________________

___________________________; Registered Agent Name: Incorp Services

4.   The address of the corporation's initial principal office is:   31805 Highway 79 South Suite 617 Temecula CA 92592

5.  The name and address of the incorporator is:
    Name:  Mark Taggatz

    Address   31805 Highway 79 South Suite 617 Temecula, CA 92592

6.  If applicable, these articles are to have a delayed effective date of _________________________________________
                                            (not to exceed 90 days)

The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:    Mark Taggatz

        31805 Highway 79 South Suite 617 Temecula, CA 92592

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered forfling and that the facts stated in the document are true.

ARTICLES OF INCORPORATION
Form 165                            NOT VALID AFTER JUNE 30, 2004
Filing fee: $5.00
Deliver to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us
ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to §7-90-305 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), the fallowing statement of correction is delivered to the Colorado Secretary of State for filing.

1.	The exact name of the entity is: CINE-SOURCE, INC

organized under the laws of:  COLORADO

2.	Description of the document being corrected (i.e. Articles of Incorporation, Amendment, Merger, or other) or attach copy of the document:

Document Type	Date Document was Filed
AMEMDMENT-STOCK CHANGE	03-04-2004

3.	Specify the incorrect statement and the reason it is incorrect, or the manner in which the execution, attestation, sealing, verification, or acknowledgment was defective: ARTICLE IV -CAPITAL STOCK

-SECOND ITEM-A REVERSE SPLIT OF 6000 FOR 1 (ONE) REVERSE SPLIT OF STOCK WAS INCORRECT

4.
Statement of corrected information or correction of the defective execution, attestation, sealing, verification, or acknowledgment: ARTICLE IV-CAPITAL STOCK-SECOND ITEM TO READ AS FOLLOWS: A 200 FOR 1(ONE) REVERSE SPLIT OF STOCK

5, The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if tiling of this document is refused, are: MARK TAGGATZ

350 KACHINA CIRCLE, LAS VEGAS, NEVADA 89123

Please refer to § 7-90-301 (8), CRS

COMPUTER UPDATE
COMPLETE SN

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

CINE-SOURCE, INC.

The below-named officer of the corporation, hereby certifies that pursuant to the genera! corporation laws of the State of Colorado, the following Amendment to the Articles of Incorporation for Cine-Source, Inc.., a Colorado corporation, was duly adopted by the corporation effective as of the date below, as follows:

     FIRST: ARTICLE IV is hereby amended to read as follows:

ARTICLE IV - CAPITAL STOCK

The corporation is authorized to issue the following classes of shares of stock: One I lundred Million (100,000,000) shares of common voting stock at a par value of $.0001 per share. The common stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution. There shall be no preemptive rights or assessments for any shares; unless otherwise provided in the Bylaws, the shareholders may not accumulate their shares for voting purposes.

The Board of Directors shall have the authority to divide the stock into series on all the classes, establish the number of shares for any series, determine the qualifications, limitations or restrictions of rights thereon; and in addition to the foregoing, the Board of Directors may designate such voting rights on the shares as they may deem appropriate by resolution."

SECOND: The company has also authorized a Six Thousand (6,000) for One (1) reverse split on all outstanding shares of common stock asof this date. All other articles of the corporation's Articles of Incorporation, as amended, remain as presently on file and a matter of record with the Secretary of State for the State of Colorado. The foregoing action was consented to and duly adopted by the holders of a majority of the issued and outstanding common stock of the corporation.

Dated February 20, 2004. By Mark Taggatz, President & Director.
Mailing Address: 350 Kachina Circle, Las Vegas, NV 59123

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)
Form 205                            NOT VALID AFTER JUNE 30, 2004
Filing fee: $25.00
Deliver to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us
ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to § 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1.	The name of the corporation is CINE-SOURCE, INC.
            (If changing the name of the corporation, indicate name of corporation BEFORE the name change)
2.	The date the following amendments) to the Articles of incorporation was adopted- 4/27104

3.	The text of each amendment adopted (include attachment if additional space needed):

4.	If changing the corporation name, the new name of the corporation is: FIRST QUANTUM VENTURES, INC

5.	If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6.	Indicate manner in which amendments) was adopted (mark only one):

☐	No shares have been issued or Directors elected –Adopted by incorporator(s)
☐	No shares have been issued but Directors have been elected – Adopted by the board of directors
☑	Shares have been issued but shareholder action was not required –Adopted by the board of directors
☐	The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7.	Effective date (if not to be effective upon filing) (Not to exceed 90 days)

8.
The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are- MARK TAGGATZ
350 KACHINA CIRCLE, LAS VEGAS, NEVADA 89123

Please refer to § 7-90-301 (8), CRS